                                                                  EXECUTION COPY

                                                                       EXHIBIT 7

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of October 30, 2002 (this "Agreement"), by and among Nortel Networks Inc., a Delaware corporation (the "Seller"), and the purchasers listed on Exhibit A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

          The parties hereto agree as follows:

                                   ARTICLE I.

                           PURCHASE AND SALE OF STOCK

          Section 1.1. Purchase and Sale of Stock. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, an aggregate of 9,826,865 shares of common stock, par value $.001 per share (the "Common Stock"), of FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), and an aggregate of 104,578 shares of Series H Preferred Stock, par value $.001 per share, of the Company, including accrued dividends thereon (the "Preferred Stock" and, together with the Common Stock, the "Shares"), in each case, in the amounts and at the aggregate cash purchase prices (each a "Purchase Price") set forth opposite their respective names on
Schedule 1.1 hereto. The aggregate Purchase Price is $735,000.

          Section 1.2. Closing. The closing (the "Closing") of the purchase and sale of the Shares to be acquired by the Purchasers from the Seller under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m., New York time] (i) on or before October __, 2002, provided, that all of the conditions set forth in Article IV hereof shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Seller may agree upon (such date on which the Closing occurs, the "Closing Date"). At the Closing, the Seller shall deliver or cause to be delivered to each Purchaser all certificates representing the number of Shares that such Purchaser is purchasing pursuant to the terms hereof, together with stock powers duly endorsed in blank, and all other appropriate instruments of transfer. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Seller.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date, as follows:

          (a) Organization, Good Standing and Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Seller is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdictions (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any condition, circumstance, or situation that would prohibit or hinder the Seller from executing this Agreement and/or performing any of its obligations hereunder or thereunder in any material respect.

          (b) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and perform this Agreement and to sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization is required for the Seller to effect the transactions contemplated by this Agreement. When executed and delivered by the Seller, this Agreement shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) violate any provision of the Seller's Certificate of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Seller is a party or by which any of the Seller's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Seller or by which any property or asset of the Seller is bound or affected, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Seller is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof.

          (d) Title to Shares. The Seller has the right to transfer good, valid and marketable title in and to all of the Shares, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.

          (e) Certain Fees. The Seller has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.


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
          Section 2.2. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Seller with respect solely to itself and not with respect to any other Purchaser, as of the date hereof and as of the Closing Date, as follows:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other organizational) action, and no further consent or authorization is required for such Purchaser to effect the transactions contemplated by this Agreement. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of the Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Purchaser's ability to perform its obligations under this Agreement.

          (d) Acquisition for Investment. The Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution. The Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, to or through any person or entity.

          (e) Assessment of Risks. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company (by virtue of its purchase of

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
Shares hereunder), (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation with respect to the Shares.

          (f) No General Solicitation. The Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

          (g) Accredited Investor. The Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

          (h) Legend. The Purchaser hereby acknowledges and agrees that the certificates representing the Shares may contain the following, or a substantially similar, legend, which legend shall be removed only upon receipt by the Company of an opinion of its counsel, which opinion shall be satisfactory to the Company, that such legend may be so removed:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIBERNET TELECOM GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

          (i) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

          (j) Reliance on Representations. The Company is hereby expressly permitted to rely on the Purchaser's representations and warranties set forth in Sections 2.2(d) through (h), inclusive.

                                  ARTICLE III.

                            COVENANTS OF THE PARTIES

          Section 3.1. Covenants. The parties hereto hereby covenant with each other as follows, which covenants are for the benefit of such parties and their respective permitted assigns:

          (a) Further Assurances. From and after the Closing Date, upon the request of any Purchaser or the Seller, the Seller and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          (b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

                                   ARTICLE IV.

                                   CONDITIONS

          Section 4.1. Conditions Precedent to the Obligation of the Seller to Close and to Sell the Shares. The obligation hereunder of the Seller to close and sell the Shares to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below:

          (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

          (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Seller.


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
The conditions set forth in this Section 4.1 are for the Seller's sole benefit and may be waived only by the Seller at any time in its sole discretion.

          Section 4.2. Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of the Purchasers to purchase the Shares and to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below:

          (a) Accuracy of the Seller's Representations and Warranties. Each of the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Seller. The Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing.

          (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Certificates. The Seller shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

          (e) Share Exchange Agreement. The Company shall have executed and delivered to the Purchasers a Share Exchange Agreement, substantially in the form attached as Exhibit B hereto (the "Share Exchange Agreement").

The conditions set forth in this Section 4.2 are for each Purchaser's sole benefit and may be waived only by a Purchasers (only with respect to such Purchaser) at any time in its sole discretion.

                                   ARTICLE V.

                                  MISCELLANEOUS

          Section 5.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          Section 5.2. Entire Agreement; Amendment. This Agreement and the Share Exchange Agreement contain the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein or in the Share Exchange Agreement, neither the Seller nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each such party and its permitted assigns.

          Section 5.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Seller:                  Nortel Networks Inc.
                                   MS 991-15-A40
                                   2221 Lakeside Boulevard
                                   Richardson, TX 75082
                                   Attn: Customer Finance
                                   Fax No.: (972) 684-3679

If to any Purchaser:               At the address of such Purchaser set forth on
                                   Exhibit A attached hereto.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

          Section 5.4. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 5.5. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio.

          Section 5.7. No Third Party Beneficiaries. Except as provided in
Section 2.2(j) hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted

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
successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

          Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

          Section 5.10. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR LITIGATION OF ANY TYPE BROUGHT BY ANY SUCH PARTY AGAINST ANY OTHER PARTY HERETO, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY HERETO TO ENTER INTO THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        NORTEL NETWORKS INC.

                                        By:     /s/ Elias Makris
                                           _____________________________________
                                             Name:  Elias Makris
                                             Title: Director, Customer Finance





                                        PURCHASERS:

                                            [conformed name of each purchaser]
                                           _____________________________________



                                        By:         [conformed signature]
                                           _____________________________________
                                             Name:  [conformed name]
                                             Title: [conformed title]

                                    EXHIBIT A
                               LIST OF PURCHASERS

Eliot D. Gersten Trustee
LPS Consultants Inc.
Jack Gilbert
SMFS Inc.
MSL Investments LLC
Robert W. Duggan
Penny Lane Partners, L.P.
Alexander Enterprise Holdings Corp.
Steven H. Tishman
Trautman Wasserman 8701 Opportunities Fund
Dr. Stuart Jacobson
Randall M. Tuggle
Jerdan Enterprises
Alan R. Cohen
Judith E. Olinger
Helen Jones Marital Trust
Tom Contino/Jerry D'Anduno
Burnham Hill Holding LLC
SDS Merchant Fund, LP
Sargon Capital International Fund Ltd.
DMG Legacy Fund LLC
DMG Legacy Institutional Fund LLC
DMG Legacy International Ltd.

                                    EXHIBIT B
                        FORM OF SHARE EXCHANGE AGREEMENT

                                                                  EXECUTION COPY

                            SHARE EXCHANGE AGREEMENT

          SHARE EXCHANGE AGREEMENT, dated as of October __, 2002 (this "Agreement"), by and among FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), and each of the purchasers whose names appear on the signature pages hereto (collectively, the "Purchasers").

                                 R E C I T A L S

          WHEREAS, the Purchasers have purchased from Nortel Networks Inc. ("Nortel") an aggregate of 104,578 shares of the Company's Series H Preferred Stock, par value $.001 per share, including accrued dividends thereon (the "Preferred Stock"), together with an aggregate of 9,826,865 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to a Stock Purchase Agreement, of even date herewith, by and among Nortel and the Purchasers (the "Purchase Agreement");

          WHEREAS, the Company has agreed that, immediately upon completion of the purchase of the Preferred Stock and Common Stock pursuant to the Purchase Agreement, it will issue to the Purchasers in exchange for each share of Preferred Stock 975 shares of Common Stock (the "Shares"); and

          WHEREAS, the Company and the Purchasers desire to enter into this Agreement to set forth certain matters relating to such exchange.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                                    EXCHANGE

          Section 1.1. Exchange of Preferred Stock for Shares. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, each Purchaser shall, immediately upon completion of the purchase of the Preferred Stock pursuant to the Purchase Agreement, surrender to the Company for exchange, certificates representing all shares of Preferred Stock held by such Purchaser and, in exchange for each share so surrendered, the Company shall issue to such Purchaser 104,581,425 Shares. The number of shares of Preferred Stock being so surrendered by each Purchaser and the number of Shares being issued to such Purchaser in exchange therefor are each set forth opposite the respective name of such Purchaser on Schedule 1.1 hereto. The exchanges described in this Section 1.1 are referred to herein as the "Exchange".

          Section 1.2. Closing. The closing (the "Closing") of the Exchange shall take place at the same place as, and immediately following, the "Closing", as defined in the Purchase Agreement. The date of the Closing is referred to herein as the "Closing Date".

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date, as follows:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdictions (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any condition, circumstance, or situation that would prohibit or hinder the Company from executing this Agreement and/or performing any of its obligations hereunder or thereunder in any material respect.

          (b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action, and no further consent or authorization is required for the Company to effect the transactions contemplated hereby. When executed and delivered by the Company, the Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof upon surrender of the Preferred Stock in the Exchange, the Shares shall be validly issued and outstanding, fully paid and non-assessable.

          (d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not (i) violate any provision of the Company's Certificate of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of the Company's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or consummate the Exchange in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations, or the rules of the Nasdaq SmallCap Market, prior to or subsequent to the Closing).

          Section 2.2. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser, as of the date hereof and as of the Closing Date, as follows:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other organizational) action, and no further consent or authorization is required for such Purchaser to effect the transactions contemplated hereby. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby does not and will not (i) violate any provision of the Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Purchaser's ability to perform its obligations hereunder.

          (d) Acquisition for Investment. The Purchaser is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution. The Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, to or through any person or entity.

          (e) Assessment of Risks. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company (by virtue of its purchase of Shares hereunder), (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation with respect to the Shares.

          (f) No General Solicitation. The Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

          (g) Accredited Investor. The Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

          (h) Legend. The Purchaser hereby acknowledges and agrees that the certificates representing the Shares may contain the following, or a substantially similar, legend, which legend shall be removed only upon receipt by the Company of an opinion of its counsel, which opinion shall be satisfactory to the Company, that such legend may be so removed:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIBERNET TELECOM GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

          (i) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE III.

                        COVENANTS OF THE PARTIES; WAIVERS

          Section 3.1. Covenants. The parties hereto hereby covenant with each other as follows, which covenants, as applicable, are for the benefit of such parties and their respective permitted assigns:

          (a) Further Assurances. From and after the Closing Date, upon the request of any Purchaser or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          (b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

          Section 3.2. Waivers. Each Purchaser hereby agrees that its acceptance of the Shares to be issued to it pursuant to this Agreement shall constitute full satisfaction by the Company of its obligation to deliver shares of Common Stock to such Purchaser hereunder and pursuant to the terms of the Preferred Stock as set forth in the Certificate of Designations for the Preferred Stock, and each Purchaser hereby irrevocably waives any right it may have to receive any additional shares of Common Stock, other than the Shares to be issued to it hereunder, pursuant to the terms of such Certificate of Designations (including any anti-dilution provisions contained therein).


                                   ARTICLE IV.

                                   CONDITIONS

          Section 4.1. Conditions Precedent to the Obligation of the Company to Close. The obligation hereunder of the Company to close and effect the Exchange at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below:

          (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

          (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Surrender of Preferred Stock. The Purchasers shall have surrendered to the Company all certificates representing the Preferred Stock, together with duly executed stock powers or other appropriate instruments of transfer.

The conditions set forth in this Section 4.1 are for the Company's sole benefit and may be waived only by the Company at any time in its sole discretion.

          Section 4.2. Conditions Precedent to the Obligation of the Purchasers to Close. The obligation hereunder of the Purchasers to close and effect the Exchange is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below:

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Certificates. The Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

The conditions set forth in this Section 4.2 are for each Purchaser's sole benefit and may be waived only by a Purchasers (only with respect to such Purchaser) at any time in its sole discretion.


                                   ARTICLE V.

                                  MISCELLANEOUS

          Section 5.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

          Section 5.2. Entire Agreement; Amendment. This Agreement and the Purchase Agreement contain the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein or in the Purchase Agreement, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each such party and its permitted assigns.

          Section 5.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  FiberNet Telecom Group, Inc.
                                    570 Lexington Avenue
                                    New York, New York 10022
                                    Attention: President
                                    Tel. No.: (212) 405-6200
                                    Fax No.:  (212) 421-8860

with copies (which copies
shall not constitute notice
to the Company) to:                 Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, New York  10019
                                    Attention: Gordon Caplan
                                    Tel No.: (212) 728-8000
                                    Fax No.: (212) 728-8111



If to any Purchaser:               At the address of such Purchaser set forth on
                                   Exhibit A attached to the Purchase Agreement.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

          Section 5.4. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 5.5. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio.

          Section 5.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

          Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

          Section 5.10. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                   FIBERNET TELECOM GROUP, INC.



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                   PURCHASERS:



                                   ---------------------------------------------



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                   ---------------------------------------------



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  SCHEDULE 1.1
                             SHARES TO BE EXCHANGED

--------------------------------------------------------------------------------------------
                             SHARES OF SERIES H PREFERRED      SHARES OF COMMON STOCK BEING
PURCHASER                      STOCK BEING SURRENDERED            ISSUED IN THE EXCHANGE
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 1.1
                             SHARES TO BE PURCHASED

                                                 PURCHASE          SHARES OF           SHARES OF SERIES H
          PURCHASER                               PRICE           COMMON STOCK          PREFERRED STOCK
          ---------                            -----------        ------------         ------------------
Eliot D. Gersten Trustee                       $  1,555.56            20,798                  227.012
LPS Consultants Inc.                           $  3,888.89            51,994                  567.529
Jack Gilbert                                   $  4,666.67            62,393                  681.036
SMFS Inc.                                      $ 35,000.00           467,946                5,107.762
MSL Investments LLC                            $ 23,333.33           311,964                3,405.175
Robert W. Duggan                               $ 15,555.56           207,976                2,270.117
Penny Lane Partners, L.P.                      $ 27,222.22           363,958                3,972.705
Alexander Enterprise Holdings Corp.            $ 23,333.33           311,964                3,405.175
Steven H. Tishman                              $  3,111.11            41,596                  454.024
Trautman Wasserman 8701 Opportunities Fund     $ 15,555.56           207,976                2,270.117
Dr. Stuart Jacobson                            $  7,777.78           103,988                1,135.058
Randall M. Tuggle                              $  7,777.78           103,988                1,135.058
Jerdan Enterprises                             $ 38,888.89           519,940                5,675.291
Alan R. Cohen                                  $  2,333.33            31,197                  340.518
Judith E. Olinger                              $  3,888.89            51,994                  567.529
Helen Jones Marital Trust                      $  3,888.89            51,994                  567.529
Tom Contino/Jerry D'Anduno                     $  7,777.78           103,988                1,135.058
Burnham Hill Holding LLC                       $ 35,000.00           467,941                5,107.751
SDS Merchant Fund, LP                          $133,777.78         1,788,594               19,523.002
Sargon Capital International Fund Ltd.         $147,777.78         1,975,772               21,566.107
DMG Legacy Fund LLC                            $  9,644.44           128,946                1,407.473
DMG Legacy Institutional Fund LLC              $ 89,693.33         1,199,190               13,089.491
DMG Legacy International Ltd.                  $ 93,551.11         1,250,768               13,652.481